Exhibit 10.3

FIRST AMENDMENT TO PURCHASE AGREEMENT

This First Amendment to Purchase Agreement (the “Amendment”) is executed on August 16, 2021 is effective as of July 31, 2020, and amends that certain Purchase Agreement dated and effective as of July 31, 2020 (the “Purchase Agreement”), by and among KORTH DIRECT MORTGAGE INC., a Florida corporation (“KDM”); J.W. KORTH & COMPANY LIMITED PARTNERSHIP, a Michigan limited partnership (the “Partnership”); and JW KORTH LLC, a Florida limited liability company (“General Partner”) (each a “Party” and collectively the “Parties.”)

WHEREAS, Pursuant Section 7 of the Purchase Agreement the Parties wish to amend the Purchase Agreement to clarify the intent and substance of the transactions set forth in the Purchase Agreement and to conform the Purchase Agreement to the intention of the Parties at the time of which the Purchase Agreement was executed;

WHEREAS, KDM has issued and outstanding 5,000,000 shares of common stock, $0.0001 par value, (the “KDM Stock”) which is KDM’s sole voting class of stock, all of which KDM Stock the Partnership owned of record prior to the execution of the Purchase Agreement and was accordingly the controlling shareholder of KDM; and

WHEREAS, as of July 31, 2020, each of the Common Capital Partners of the Partnership (the “Partners”) exchanged its respective percentage Common Partnership interest for a pro rata percentage of the 5,000,000 shares of KDM Stock held by the Partnership, and KDM has recorded on its stock ledger that number of shares of KDM Stock held by each Common Partner as a consequence of, and in accordance with, the intention of the Purchase Agreement, as more particularly described and clarified in this Amendment; and

WHEREAS, it was the intention of the Parties that the exchange of each Partner’s partnership interest in the Partnership for an equivalent percentage number of the 5,000,000 shares of KDM be an exchange pursuant to Internal Revenue Code (IRC) Section 351.

WHEREAS, pursuant to the IRC Section 351 exchange, the Partnership became a wholly owned subsidiary of KDM; and

WHEREAS, the parties desire to (i) make no changes in the management, clearing and bank accounts, staffing, and registrations of the Partnership; and (ii) maintain the Partnership’s SEC registrations as a broker-dealer and investment advisor and FINRA registration a broker- dealer.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

1.           Amendment. The Purchase Agreement is amended and restated herein in its entirety.

2.           Name of Agreement. The Agreement shall be renamed the Exchange Agreement.

3.           Exchange of KDM Common Stock.

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A. Limited Partners. As of July 31, 2020, KDM shall be deemed to have exchanged by distribution 732,480 of its 5,000,000 shares of the common stock of KDM (the “KDM Shares”) to the Limited Common Capital Partners pro rata in accordance with each Limited Common Capital Partner’s partnership interest as defined in the Partnership’s Limited Partnership Agreement dated February 20, 1990 (the “Limited Partnership Agreement”) and each such Limited Common Capital Partner has exchanged his, her or its Limited Common Capital Partner’s Partnership interest for KDM Shares by execution and delivery to KDM of an assignment of his, her or its percentage interest in the Partnership.

B. As of July 31, 2020, KDM shall be deemed to have exchanged by distribution 2,943,586 of its 5,000,000 shares of the common stock of KDM (the “KDM Shares”) to James W. Korth in exchange for his 80% interest in the General Partner, JW Korth LLC and James W. Korth has exchanged his 80% interest in the General Partner, JW Korth LLC by execution and delivery to KDM of an assignment of his 80% of the General Partner, JW Korth LLC.

C. As of July 31, 2020, KDM shall be deemed to have exchanged by distribution 735,897 of its 5,000,000 shares of the common stock of KDM (the “KDM Shares”) to Holly MacDonald Korth in exchange for her 20% interest in the General Partner, JW Korth LLC and Holly MacDonald Korth has exchanged her 20% interest in the General Partner, JW Korth LLC by execution and delivery to KDM of an assignment of her 20% of the General Partner, JW Korth LLC.

4.           KDM Shares to Be Issued and Fully Paid and Non-Assessable. The KDM Shares exchanged pursuant to Paragraph 3 above have been duly issued and are fully paid and non-assessable.

5.           Intent of the Parties and Substance of Exchange. The intent of the Parties and the substance of the exchange is that this exchange shall qualify for an exchange pursuant to IRC Section 351.

6.           Restriction on transfer of KDM Shares. The KDM shares may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the corporation that such registration is not required.

7.           Share Certificates. All certificates representing any of the shares of KDM are subject to the provisions of this Agreement shall have endorsed thereon the following legends:

These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the corporation that such registration is not required.

8.           Transfers in Violation of Agreement. KDM shall not be required: (i) to transfer on its books any of the shares of KDM which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement; or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

9.           Additional Payment to James W. Korth. KDM shall pay to James Korth the sum of $150,000 as consideration in addition to the 3,079,287 KDM common shares.

10.           Certain Actions to be taken by James Korth and Holly MacDonald-Korth at Closing. James Korth and Holly MacDonald-Korth shall assign their respective member interests in the General Partner to KDM.

11.           Effective Date of Exchange. The effective date of the exchange contemplated by this Agreement shall be July 31, 2020 (the “Effective Date”).

12.           Control. After completion of the aforementioned exchange of partnership interests for KDM Shares, the former partners of the Partnership shall be in control of KDM, as defined by IRC Section 368(c).

13.           Additional Commitments of KDM. KDM agrees to take the following actions after Closing:

(a)       Retain James Korth as the Partnership’s Managing Partner, retain Holly MacDonald-Korth as the Partnership’s Chief Financial Officer, and retain all other employees of the Partnership employed on the Effective Date.

(b)       Operate the Partnership as a broker-dealer and investment advisor, and in accordance with the rules and regulations of, and registered with, the SEC and FINRA.

1.            Additional Actions. If at any time after the Effective Date KDM shall consider or be advised that any assignments, assurances, subscription for shares or any other acts or things are necessary, desirable or proper to confirm, evidence or carry out the purposes of the Purchase Agreement

(1)            KDM shall take such actions as may reasonably be necessary to

(a)       vest, perfect or confirm, of record or otherwise, in KDM, its right, title or interest in, to any partnership interests of any of the Common Capital Partners.

(b)       vest perfect or conform of record or otherwise in the name of each former Common Capital Partner his or her pro rata shares of the then issued and outstanding 5,000,000 shares of KDM.

(c)       carry out the purposes of this Agreement, and to that end KDM and its officers and directors or their designees shall, to the fullest extent allowed under applicable law execute and deliver, in the name and on behalf of each Common Capital Partner, his or her respective pro rata number of KDM Shares of KDM and to vest, perfect or confirm his or her right, title or interest in such KDM Shares; and

(2)           the Common Capital Partners shall execute and deliver to KDM such instruments as may be necessary to confirm and evidence the assignment of the Common Limited Partners’ Partnership percentage and interest to KDM.

2.            Managers and Officers of the General Partner; Partnership Employees and Representatives. At all times after the exchange (i) James W. Korth shall remain the Managing Partner, and Holly MacDonald-Korth shall remain the Chief Financial Officer, of the General Partner of the Partnership, and (ii) all representatives of the Partnership as of the date of Closing shall remain employed by the Partnership, subject to such new hires or terminations as James W. Korth shall determine in his sole discretion.

3.            Matters Concerning the SEC and FINRA; Certificate of Limited Partnership; and the Limited Partnership Agreement of the Partnership. At or prior to Closing, as it shall determine in its sole discretion the General Partner shall cause the Partnership to (i) notify the SEC and FINRA of the transactions which are the subject of this Agreement and make such other regulatory filings as may be necessary to cause the Partnership to continue as a duly licensed broker-dealer and investment advisor by all federal and state agencies as may be necessary to continue the Partnership’s registrations as a broker-dealer and investment advisor, (ii) make such state filings as may be necessary to continue the Partnership as a Michigan limited partnership and as otherwise may be appropriate to effect and carry out fully the purposes of this Agreement.

4.            Counterparts. This agreement may be signed in counterparts, each of which shall be deemed an original.

5.            Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid or by overnight private delivery service and addressed to the other party hereto at its regular place of business or as such other party may designate.

6.            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon KDM and its successors and assigns. This Agreement shall inure to the benefit of and, subject to the restrictions on transfer herein set forth, be binding upon each former Common Capital Partner of the Partnership and their successors and assigns.

7.            Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

8.            Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida and IRC Sections 351.

In Witness Whereof, the Parties have executed this Agreement on August 16, 2021, effective as of July 31, 2021.

/s/ James W Korth
James Wilder Korth,
Managing Member of J. W. Korth LLC

/s/ James W Korth
James Wilder Korth, Managing Partner of
J. W. Korth & Company Limited Partnership

/s/ James W Korth
James Wilder Korth, Executive Officer of
Korth Direct Mortgage Inc.

/s/ Holly MacDonald-Korth
Holly MacDonald-Korth,
President of Korth Direct Mortgage Inc.